July 16, 1997

Securities and Exchange Commission
40 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                                             Key Mutual Funds

We have read Item 77 K of Key Mutual Funds' Form N-SAR for the six months ended May 31, 1997 and are in agreement with the statements contained therein.


Yours very truly,

/s/  Price Waterhouse L.L.P.